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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                    FISHER COMMUNICATIONS TO LIST ON NASDAQ

Contact:  Christopher G. Wheeler at Fisher Communications, Inc. 206-404-6784

SEATTLE, WA--May 10, 2001--Fisher Communications, Inc. (OTCBB:FSCI) today announced that it plans to begin trading on the Nasdaq Stock Market on May 18. Currently, the company's stock is quoted on the OTC Bulletin Board.

Asked about expected benefits from the move to NASDAQ, Fisher President & CEO William W. Krippaehne Jr. outlined several advantages he sees for the company and its present and future shareholders. "Broadly speaking, listing constitutes another important step in Fisher's becoming a fully public company. Specifically, I believe being listed on NASDAQ will increase the visibility and understanding of our company and its operations, and I believe NASDAQ is viewed as a fair, efficient, and liquid marketplace. Further, listing gives the Fisher team access to NASDAQ's powerful data gathering and market intelligence resources, while providing a basis for continuous comparison to peer communications and media companies."

Representatives from Fisher will take part in a Market Open ceremony on May 18 at NASDAQ's Times Square MarketSite.

The statements in this press release regarding the effects of listing on the Nasdaq Stock Market are forward-looking statements. Forward-looking statements include all passages containing verbs such as `anticipates, believes, expects, intends, plans' and similar phrases, or nouns corresponding to such verbs. Such forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those set out in the statements and there can be no assurance that projected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: that the visibility and understanding of the Company is dependent on matters that are in part outside of the Company's control, such as the extent to which the Company receives coverage by the financial press and other financial institutions; and that the liquidity of the market for the Company's common stock is dependent in part on some matters that are outside the Company's control, such as the extent of trading activity in the Company's stock. Other important factors that could cause actual results to differ materially from the forward-looking statements are discussed in the Company's filings with the SEC, including its Form 10-Q for the quarter ended March 31, 2001 and its Form 10-K for the year ended December 31, 2000.

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